Exhibit 99.1

BASSETT FURNITURE INDUSTRIES, INCORPORATED

2010 Stock Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Bassett Furniture Industries, Incorporated, a Virginia corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Bassett Furniture Industries, Incorporated Stock Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the payment of compensation in shares of the Company’s common stock in lieu of cash and the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Payment Shares, and Performance Shares.

Subject to approval by the Company’s shareholders, the Plan shall become effective as of January 20, 2010 (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Plan shall not become effective unless shareholder approval is obtained.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect until January 19, 2020, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1 “Applicable Withholding Taxes” means, with respect to a Participant who is a Key Employee, the aggregate amount of federal, state and local income and payroll taxes that the Participant’s Employer is required to withhold in connection with any payment of Payment Shares, Restricted Stock Units or Performance Shares, any lapse of restrictions on Restricted Stock, any dividends paid on Restricted Stock, any dividend equivalents paid on Restricted Stock Units or Performance Shares, or any exercise of a Nonqualified Stock Option or Stock Appreciation Right granted to such Participant.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Payment Shares or Performance Shares.

2.3 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Cash Flow from Operations” means the “cash flow from operations” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

2.6 “Change in Control” means and shall be deemed to have occurred upon, any of the following events:

(i) The acquisition by any person, individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (collectively, “Persons”) of beneficial ownership (the phrases “beneficial ownership,” “beneficial owners” and “beneficially owned” as used being within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their beneficial ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the Effective Date and whose election, or whose nomination for election by the Company’s shareholders, to the Board of Directors was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(iii) The occurrence of a reorganization, merger or consolidation approved by the shareholders of the Company, in each case, with respect to which all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

(iv) The occurrence of a (i) a complete liquidation or dissolution of the Company approved by the shareholders of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company approved by shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.8 “Committee” means the Organization, Compensation and Nominating Committee of the Board, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means Bassett Furniture Industries, Incorporated, a Virginia corporation, and any successor as provided in Article 20.

2.11 “Date of Grant” means (i) with respect to an Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to a Participant under the terms and conditions of, or to create a legally binding right constituting, the Option or Stock Appreciation Right; and (ii) with respect to an Award other than an Option or Stock Appreciation Right, the date on which the Committee grants the Award. With respect to any Award, the Committee may specify a future date on which the Award is to be granted or become effective.

2.12 “Director” means any individual who is a member of the Board of Directors of the Company.

2.13 “Director Award” means any Restricted Stock, or Restricted Stock Units awarded to an Outside Director under the Plan.

2.14 “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. With respect to an Award that provides for a deferral of compensation within the meaning of Section 409A of the Code and that is payable under its terms on a Participant’s Disability, Disability means either (i) the Participant’s inability, as determined by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant’s receipt of long-term disability benefits under a long-term disability plan sponsored by the Participant’s Employer for a period of 3 consecutive months by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. As to all other Awards, Disability means “disability” as defined from time to time under any long-term disability plan of the Participant’s Employer.

2.15 “Earnings Per Share” means “earnings per common share” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

2.16 “Effective Date” means January 20, 2010, subject to Section 1.1.

2.17 “Employer” means, with respect to a Participant who is a Key Employee, the Company or Subsidiary that employs the Participant and, with respect to a Participant who is an Outside Consultant, the Company or the Subsidiary to which the Participant provides services.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.

2.19 “Fair Market Value” with respect to a share of the Company’s Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange, on any given date, (A) the closing price per share of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the closing price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee using the reasonable application of a reasonable valuation method.

2.20 “Freestanding SAR” means an SAR that is granted independently of any Options.

2.21 “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6, and which is designated as an Incentive Stock Option which is intended to meet the requirements of Section 422 of the Code.

2.22 “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.23 “Key Employee” means an employee of the Company or a Subsidiary, including an officer of the Company or a Subsidiary, in a managerial or other important position who can make important contributions to the Company or a Subsidiary, all as determined by the Committee in its discretion.

2.24 “Named Executive Officer” means, for a calendar year, a Participant who is one of the group of “covered employees” for such calendar year within the meaning of Code Section 162(m) or any successor statute.

2.25 “Net Income” means “net income” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

2.26 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted to Key Employees under Article 6, and which is not intended to meet the requirements of Code Section 422.

2.27 “Operating Income” means the “operating income” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

2.28 “Operating Margin” means the “operating margin” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

2.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31 “Outside Consultant” means any third party consultant who is a natural person providing services to the Company or a Subsidiary to which the Committee determines to make an Award under the Plan.

2.32 “Outside Director” means a member of the Board of Directors who is not an employee of the Company or a Subsidiary and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

2.33 “Participant” means a Key Employee, Outside Director, or to the extent permitted by the Plan, an Outside Consultant, who has outstanding an Award granted under the Plan.

2.34 “Payment Shares” means an Award granted to a Participant pursuant to Article 8 (other than Restricted Stock) in lieu of cash compensation otherwise payable to the Participant under the compensation plans and arrangements of the Company.

2.35 “Performance-Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

2.36 “Performance Award” means an Award (other than an Option or SAR) designed to qualify for the Performance-Based Exception as set forth in Article 11.

2.37 “Performance Share” means an Award granted to a Key Employee, as described in Article 10.

2.38 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

2.39 “Qualifying Change in Control” means an event which meets the requirements for a Change in Control (as defined in Section 2.6) and which, in addition, constitutes either a change in ownership of the Company (as described in paragraph (i)), a change in effective control of the Company (as described in paragraph (ii), a change in ownership of substantially all of the Company’s assets (as described in paragraph (iii), or, with respect to a Participant, a change in ownership of the Participant’s Employer (as described in paragraph (iv)):

(i) Any person or more than one person acting as a group acquires beneficial ownership of Common Stock that, together with the Common Stock already held by such person or group, represents more than 50 percent of the total fair market value or voting power of Common Stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of Common Stock, the acquisition of additional Common Stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this paragraph (i) or a change in effective control of the Company for purposes of paragraph (ii);

(ii) (1) Any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Common Stock possessing 30 percent or more of the total voting power of Common Stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this paragraph (ii), the acquisition of additional Common Stock by the same person or persons is not considered to cause a change in the effective control for purposes of this paragraph (ii) or to cause a change in ownership of the Company for purposes of subsection (i); or

(iii) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Company having a total gross fair market value equal to 80 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Company immediately before the asset transfer in exchange for or with respect to Company stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly by the Company; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Company stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this paragraph (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this paragraph (iii), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv) Any person or more than one person acting as a group acquires beneficial ownership of stock of the Employer that, together with the Employer stock already held by such person or group, represents more than 50 percent of the total voting power of the Employer stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Employer stock, the acquisition of additional Employer stock by the same person or persons is not considered to cause a change in the ownership of the Employer for purposes of this paragraph (iii).

For purposes of this Section 2.39, the term “group” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable. The term “beneficial ownership” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(iii). Notwithstanding anything in this Section 2.39 to the contrary, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, a change in the ownership of substantially all of the Company’s assets or, with respect to a Participant, a change in the ownership of the Participant’s Employer, each as defined in U.S. Treasury Regulation 1.409A-3(i)(5), shall not constitute a Qualifying Change in Control for purposes of this Plan.

2.40 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (other than Payment Shares).

2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9.

2.42 “Return on Assets” means “return on average assets” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

2.43 “Return on Equity” means “return on average common shareholders’ equity” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

2.44 “Revenues” means the “revenues” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

2.45 “Separation from Service” means a Participant’s termination of employment or other separation from service (within the meaning of U.S. Treasury Regulation 1.409A-1(h), applying the default terms thereof) with the Participant’s Employer and all other persons that would be treated as a single employer with the Participant’s Employer under Sections 414(b) or (c) of the Code; provided that, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations, or in applying U.S. Treasury Regulation 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

2.46 “Shares” means the shares of Common Stock of the Company.

2.47 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7.

2.48 “Subsidiary” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of U.S. Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes, any corporation, partnership, joint venture, affiliate, or other entity in which the Company has an ownership interest, and which the Committee designates as a participating entity in the Plan.

2.49 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.50 “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

2.51 “Total Shareholder Return” means the percentage change in value of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Organization, Compensation and Nominating Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Each of the members of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. In addition, any action taken for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are “outside directors” within the meaning of Code Section 162(m). If all of the members of the Committee are not “outside directors”, such action shall be taken by a subcommittee of the Committee comprised of at least two (2) members who are “outside directors.” In addition, during any period in which the Common Stock is listed on a national securities exchange, all of the members of the Committee shall be “independent” directors within the meaning of the listing standards of the exchange. If any of the members of the Committee is not “independent,” the remaining members of the Committee who are “independent” shall form a subcommittee for purposes of taking any action under the Plan.

3.2 Authority of the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions, the Committee shall have full power to select Key Employees and Outside Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; determine whether a Participant has experienced a Disability; and (subject to the provisions of Article 17), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate the administration of the Plan to an officer or officers of the Company. To the extent not prohibited by Virginia corporations law or the articles and bylaws of the Company, the Committee may delegate any portion of its authority under the Plan to make Awards to an executive officer or officers of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Exchange Act or to Named Executive Officers).

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to the provisions of this Article 4, the maximum number of Shares that may be delivered to Participants (or their beneficiaries) under the Plan shall equal the sum of:

(i)	Five Hundred Thousand (500,000); plus

(ii)	up to Five Hundred Thousand (500,000) Shares that are represented by any awards granted under the Employee Stock Plan (1997) of the Company which are outstanding immediately prior to the Effective Date and which on or after the Effective Date are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company.

Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited, is canceled, or expires shall be deemed to not have been delivered for purposes of determining the maximum number of Shares available for delivery under the

Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Award, provided that, without prior shareholder approval, the Committee is expressly prohibited from repricing an Option or SAR if the exercise price of the new Option or SAR would be less than the exercise price of the Option or SAR under the existing Award surrendered for cancellation. Any shares of Common Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Award shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan. Reload Options issued on the exercise of an Option or otherwise are expressly prohibited. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition to the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

Notwithstanding any provision of this Plan to the contrary, the following additional limits shall apply:

(i)	No more than One Million (1,000,000) Shares may cover Incentive Stock Options granted under the Plan.

(ii)	The maximum number of Shares that may be covered by Awards to an individual Participant shall not exceed Three Hundred Thousand (300,000) during any three (3) consecutive calendar years. The maximum amount of cash that may be paid to any individual Participant under any Award under the Plan shall not exceed One Million dollars ($1,000,000) during any three (3) consecutive calendar years.

(iii)	No more than Three Hundred Thirty Three Thousand (330,000) shares may be issued as Restricted Stock, Payment Shares, or Performance Shares or under Restricted Stock Units, provided that any shares of Restricted Stock or Performance Shares that are forfeited shall not count against this limit.

The number of Shares reserved for grants of Awards and the limits on such Awards under this Section 4.1 shall be subject to adjustment as provided in Section 4.2.

4.2 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in (i) the number and class of Shares which may be delivered under the Plan under Section 4.1, (ii) the maximum number of Shares that can be granted as Incentive Stock Options, awarded to an individual Participant during any three (3) consecutive calendar years, or issued as Restricted Stock, Payment Shares, or Performance Shares or under Restricted Stock Units under Section 4.1, (iii) the limit on Payment Shares under Section 8.1, (iv) the limit on Restricted Stock under Section 8.3 and Section 9.2, (v) the minimum option prices under Section 6.3, and (vi) in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

4.3 Adjustments in Awards. If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets (a “Corporate Event”), then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate; provided, however, the Committee may not accelerate the time or schedule of any payment of any Award that is subject to Section 409A of the Code, or take any other action to cause such an award to violate Section 409A of the Code, without the Participant’s consent.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan are all Key Employees of the Company, as determined by the Committee, including Key Employees who are Directors, but excluding Directors who are not Key Employees. Outside Directors and any Outside Consultants selected by the Committee may participate to the extent specifically provided under the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Key Employees and any Outside Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may establish policies with respect to the time when Option grants are to be made.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Committee shall determine the Option Price for each grant of an Option under this Plan. The Option Price shall be set on the Date of Grant and shall be included in the applicable Award Agreement. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant (110% if the award is an Incentive Stock Option and the Participant receiving the award is a Ten Percent Shareholder).

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No Incentive Stock Option may be exercised after the first to occur of (i) ten years from the Date of Grant (five years if the Participant receiving the award is a Ten Percent Shareholder), (ii) three months following the date of the Participant’s retirement or termination of employment with the Company and all Subsidiaries for reasons other than Disability or death, or (iii) one year following the date of the Participant’s termination of employment on account of Disability or death.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. In addition, if the terms of the Award permit, the Participant may (a) tender (either actually or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (b) authorize a broker-assisted cashless exercise, subject to applicable law, (c) elect a cashless exercise with the Company, (d) by any combination of these methods, or (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or separation from service from the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Article 6, may reflect distinctions based on the reasons for termination of employment or separation from service and may include provisions relating to the Participant’s competition with the Company after termination of employment or separation from service. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant’s executor or other legal representative.

6.9 Nontransferability of Options.

(a)	Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

6.10 No Rights. A Participant granted an Option shall have no rights as a shareholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

6.11 Limit on Modification. No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any Option if the modification would result in the Option constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any Option if the extension would result in the Option having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

6.12. $100,000 Limitation on ISOs. Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Subsidiaries shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 4.1, but the number of Shares covered by a Tandem SAR shall not be so counted.

The grant price of a Freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. A Tandem SAR must have the same Date of Grant as the Option to which it relates.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

In the Award, the Committee may limit the amount that the Participant will be entitled to receive upon exercise of an SAR. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor provision) of the Exchange Act.

7.8 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or separation from service from the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs , and may reflect distinctions based on the reasons for termination of employment or separation from service. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant’s executor or other legal representative.

7.9 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.10 No Rights. A Participant granted an SAR shall have no rights as a shareholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

7.11 Limit on Modification. No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any SAR if the modification would result in the SAR constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any SAR if the extension would result in the SAR having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

Article 8. Payment Shares and Restricted Stock

8.1 Payment Shares. The Committee may, at any time and from time to time in its sole and exclusive discretion, grant to a Key Employee Payment Shares in lieu of cash compensation otherwise payable to the Participant under any compensation plans or arrangements of the Company, which such Payment Shares shall have an aggregate Fair Market Value on the Date of Grant equal to the amount of the cash compensation otherwise payable to the Participant. No more than Fifty Thousand (50,000) shares may be granted as Payment Shares to Key Employees during the term of the Plan.

8.2 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Key Employees or Outside Consultants in such amounts as the Committee shall determine.

8.3 Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, or Periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to Fifty Thousand (50,000) shares may be granted to Key Employees or Outside Consultants as shares of Restricted Stock with a restriction of no less than one year. Restrictions conditioned on the achievement of performance measures or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of an award of Restricted Stock may be designed to qualify for the Performance-Based Exception, which shall be governed by the provisions of Article 11.

8.4 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.

8.5 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, provisions intended to qualify for the Performance-Based Exception, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied and may issue Shares in uncertificated form.

Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

8.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may or may not be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Unless otherwise provided in the Participant’s Award Agreement, dividends or other distributions payable to the Participant with respect to an award of Restricted Stock shall be paid at the same time such dividends or other distributions are paid to other shareholders of record. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.8 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unvested Restricted Stock upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the Restriction Period. In the absence of any such provision with respect to a particular event the unvested Restricted Stock shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Restricted Stock, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to eligible Key Employees or Outside Consultants in such amounts as the Committee shall determine.

9.2 Restricted Stock Unit Award Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the vesting conditions with respect to the Award, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Vesting shall be conditioned on continued employment and the passage of time and the minimum vesting period shall be three years from the Date of Grant of the Restricted Stock Unit except that up to Fifty Thousand (50,000) shares may be granted to Key Employees or Outside Consultants as Restricted Stock Units with a vesting period of no less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that vesting will accelerate on a full or pro-rata basis as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control during the vesting period. Restricted Stock Units that are granted subject to the satisfaction of performance conditions shall be granted as Performance Shares subject to the requirements of Section 10 below.

9.3 Transferability. A Participant’s interest in Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

9.4 Voting Rights. During the Period of Restriction, Participants holding Restricted Stock Units shall have no voting rights with respect to the Restricted Stock Units.

9.5 Dividends and Other Distributions. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Restricted Stock Units, or (iii) a fixed combination of cash and additional Restricted Stock Units as provided in the Award, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the Award Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Common Stock.

9.6 Payment of Restricted Stock Units. Restricted Stock Units may be paid in cash, Shares, or a fixed combination of Shares or cash as provided in the Award Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable. The delivery of Shares in payment of Restricted Stock Units may be subject to additional conditions established in the Award Agreement.

9.7 Termination of Employment. Each Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unvested Restricted Stock Units upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the vesting period. In the absence of any such provision with respect to a particular event the unvested Restricted Stock Units shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

Article 10. Performance Shares

10.1 Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to eligible Key Employees in such amount and upon such terms, and at such time(s), as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee’s discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period of at least twelve consecutive calendar months in duration. The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement. The terms and conditions of an award of Performance Shares may be designed to qualify for the Performance-Based Exception, which shall be governed by the provisions of Article 11. The Committee may impose such other conditions and/or restrictions on any Performance Shares as it may deem advisable including, without limitation, time-based restrictions on vesting following the attainment of the performance goals. Performance Shares shall not have any voting rights.

10.2 Value of Performance Shares. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

10.3 Form and Timing of Payment of Performance Shares. The Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee.

10.4 Dividend Equivalents. The Committee may provide in a Participant’s Performance Share Award Agreement for the crediting of dividend equivalents with respect to the Shares underlying the Award in the event any regular cash dividends are paid during the performance period on Shares generally. Any dividends equivalents so credited to the Participant with respect to an Award of Performance Shares shall be accounted for in an unfunded bookkeeping account of the Company and paid to the Participant if and when the Performance Shares are earned, at the same time such Performance Shares are paid and subject to the same conditions that govern the payment of the Performance Shares. If the Performance Shares or any portion thereof are forfeited or otherwise fail to be earned then any dividend equivalents credited with respect to the Award shall be forfeited as well and to the same extent. The Participant shall have not have any right to the amounts credited to him in any bookkeeping account established by the Company other than the contractual right as a general unsecured creditor conferred by the Performance Share Award Agreement and this Plan. To the extent any deferred dividend payment arrangement described herein is subject to Section 409A of the Code, it shall be structured in the Participant’s Performance Share Award Agreement so as to comply with Section 409A of the Code. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to the same performance conditions as the related Performance Shares.

10.5 Termination of Employment. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unearned or unvested Performance Shares upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the performance period or other vesting period. In the absence of any such provision with respect to a particular event the unearned or unvested Performance Shares shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Performance Shares, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

10.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11. Performance-Based Exception

11.1 Awards For Performance-Based Exception. Each Award (other than Options or SARs) made to a Named Executive Officer that is designed to qualify for the Performance-Based Exception (a “Performance Award”) shall contain the performance goals for the award, including the performance measures from Section 11.2, the target and maximum amounts payable and any other terms and conditions as are applicable to the Award. The terms of a Performance Award may be set in an annual or long-term bonus plan or other similar document. Each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.

11.2 Performance Measures. The performance measure(s) to be used for purposes of Performance Awards which are designed to qualify for the Performance-Based Exception shall be chosen from among the following alternatives:

(a)	Cash Flow from Operations;

(b)	Earnings Per Share;

(c)	Net Income;

(d)	Operating Income;

(e)	Operating Margin;

(f)	Return On Assets;

(g)	Return On Equity;

(h)	Revenues; and/or

(i)	Total Shareholder Return.

Performance measures may be based on the performance of the Company, any Subsidiary, division, business unit thereof, or any individual, either on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the above relative to a defined peer group of companies or an index or, where applicable, on a per-share basis.

11.3 Administration of Performance Awards. Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any performance goals will be made by the Committee. The Committee may not increase during an applicable performance period the amount of cash or Common Stock that would otherwise be payable upon achievement of the performance goal or goals but may reduce or eliminate the payments as provided in the Performance Award Agreement.

The actual payments to a Participant under a Performance Award will be calculated by applying the achievement of an performance criteria to the performance goal as established in the Performance Award. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the performance goals have been met.

The Committee may provide for a Performance Award to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a performance goal or goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control or Qualifying Change of Control.

Article 12. Director Awards

12.1 Form of Director Awards. The Board may grant Director Awards to Outside Directors in the form of Restricted Stock, or Restricted Stock Units. Whenever the Board grants a Director Award, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Award Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant.

12.2 Terms of Director Awards. Director Awards shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Articles 8 and 9; provided, however, that where the context reasonably requires, references throughout these sections to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Awards as provided in Article 3, and the Board shall be subject to the same limitations with respect to the modification and repricing of outstanding Director Awards as provided in Article 4.

12.3 Delegation to Committee. For purposes of this Article 12, the Board may delegate its authority to any committee of the Board, or any subcommittee thereof, each member of which is (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded.

12.4 Employee Directors Excluded from Board Decisions. For purposes of this Article 12, the term “Board” shall refer solely to the Board of Directors of the Company, excluding any members of the Board who are not Outside Directors.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company from all further obligations with respect to that payment.

Article 14. Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by the lapse or waiver of restrictions with respect to Restricted Stock, the payment of Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals that comply with the requirements of Section 409A of the Code.

Article 15. Rights of Participants

15.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Outside Consultant at any time, nor confer upon any Outside Consultant any right to continue in the service of the Company or any Subsidiary.

15.2 Participation. No Key Employee or Outside Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 16 Change in Control

16.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise provided in an Award Agreement or specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)	Any restriction periods and restrictions imposed on shares of Restricted Stock or Restricted Stock Units shall lapse; and

(c)	The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Restricted Stock Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and the vesting of all such Awards shall be accelerated as of the effective date of the Change in Control.

The Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate; provided, however, the Committee may not accelerate the time or schedule of any payment of any Award that is subject to Section 409A of the Code, or take any other action to cause such an award to violate Section 409A of the Code, without the Participant’s consent.

16.2 Limitation on Change-in-Control Benefits. It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the independent accountants regularly employed by the Company immediately prior to any “change” described below (the “Accounting Firm”) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a “Reduced Amount,” (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 16.2(b) below.

(a)	For purposes of this Section 16.2(a):

(i)	A “Payment” shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a “disqualified individual” within the meaning of Section 280G(c) of the Code and which is contingent on a “change” described in Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to this Plan or otherwise;

(ii)	“Plan Payment” shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 16.2);

(iii)	“Net After Tax Receipt” shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant’s Federal taxable income for the immediately preceding taxable year;

(iv)	“Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

(v)	“Reduced Amount” shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

(b)	If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant’s sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within ten (10) days of the Participant’s receipt of notice. If no such election is made by the Participant within such ten (10) day period, the Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 16.2 shall be binding upon the Company and the Participant and shall be made within sixty (60) days immediately following the event constituting the “change” referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan. Notwithstanding the foregoing to the contrary, in the event any Payment is subject to Section 409A of the Code, neither the Participant nor the Committee shall have an election as to the elimination or reduction of any Payments, but the Payments shall be automatically reduced on a pro rata basis until the Present Value of the aggregate Payments is equal to the Reduced Amount.

(c)

At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.

In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

16.3 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 16 at any time and from time to prior to the date of a Change in Control.

Article 17. Amendment, Modification, and Termination

17.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided however that no change shall be made that increases the total number of shares of Common Stock reserved for issuance under the Plan (except pursuant to Section 4), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Common Stock is then traded, unless the change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.

17.2 Awards Previously Granted. Except as otherwise provided in Section 17.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

17.3 Acceleration of Award Vesting; Waiver of Restrictions. Except as provided in Sections 6.11 and 7.11, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including without limitation, acceleration to such a date that would result in said Awards becoming immediately vested, or (ii) waive any restrictions of any Award granted under the Plan.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, Applicable Withholding Taxes with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, the payment of Restricted Stock Units or Performance Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the

Applicable Withholding Taxes. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. Section 409A Compliance

21.1 Separation from Service. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), (i) any references herein and in the Participant’s Award Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 21.1 shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “specified employee” shall have the same meaning as assigned to that term under Section 409A(a)(2)(B)(i) of the Code and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by the Company for such purposes.

21.2 Qualifying Change in Control. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms upon a Change in Control, or under which the time or form of payment of the Award varies depending on whether a Change in Control has occurred, any references herein and in the Participant’s Award Agreement to a Change in Control or date of the Change in Control shall refer to a Qualifying Change in Control or the date of a Qualifying Change in Control, as the case may be.

Article 22. Legal Construction

22.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

22.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. If at any time, the Committee should determine that the issuance of any shares of Common Stock under an Award, whether pursuant to the exercise of an Option or Stock Appreciation Right or otherwise, would result in the violation of any applicable federal or state securities laws with respect to the Plan, then no shares of Common Stock shall be issued, and no Options or Stock Appreciation Rights shall be exercised, unless and until the Committee has determined that the issuance of such shares or the exercise of such Options or Stock Appreciation Rights would not result in such violation. If a Participant’s right to exercise an Option or Stock Appreciation Right is suspended pursuant to the preceding sentence, the Committee may provide that any time period to exercise the Option or Stock Appreciation Right is extended or tolled during such period of suspension.

22.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.